UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

PIER 1 IMPORTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-07832	75-1729843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 PIER 1 PLACE FORT WORTH, TX	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 252-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share*	PIRRQ*	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*

(1) On February 18, 2020, the New York Stock Exchange (“NYSE”) notified Pier 1 Imports, Inc. that it would apply to the Securities and Exchange Commission (the “SEC”) to delist the common stock of Pier 1 Imports, Inc. upon completion of all applicable procedures. A Form 25 was filed with the SEC by the NYSE on March 3, 2020 and the delisting of the common stock became effective 10 days later. The deregistration of the common stock under section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the common stock under Section 12(b) of the Exchange Act, the common stock will remain registered under Section 12(g) of the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On May 19, 2020, Pier 1 Imports, Inc. (“Pier 1”) issued a press release announcing that it has filed a motion seeking Bankruptcy Court approval to begin an orderly wind-down of the Company’s retail operations as soon as reasonably possible after store locations are able to reopen following the government-mandated closures during the COVID-19 pandemic. A copy of Pier 1’s press release is included with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a) - (c) Not Applicable.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated May 19, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date: May 19, 2020	By:	/s/ Robert Riesbeck
Robert Riesbeck
Chief Executive Officer and Chief Financial Officer